VENTURE MEDICAL INC. AND
INFUSYSTEM II, INC.

COMBINED FINANCIAL STATEMENTS FOR THE
YEARS ENDED DECEMBER 31, 1997 AND 1996
AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
  Venture Medical, Inc. and
  Infusystem II, Inc.


We have audited the accompanying combined balance sheets of Venture Medical, Inc. and Infusystem II, Inc. (the Companies), both of which are under common ownership and common management, as of December 31, 1997 and 1996, and the related combined statements of operations and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Venture Medical, Inc. and Infusystem II, Inc. at December 31, 1997 and 1996 and the combined results of their operations and their combined cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 9, the 1996 combined financial statements have been restated.


                                             /s/ DELOITTE & TOUCHE
                                             ----------------------------
                                             DELOITTE & TOUCHE

February 13, 1998

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 1997 AND 1996 (RESTATED)


                                                                      1997             1996
                                                                  -----------       -----------
                                                                                    (RESTATED)
ASSETS (NOTE 2)

CURRENT ASSETS:
Cash                                                              $     8,219       $    29,645
Accounts receivable, net of allowance for contractual
  adjustments and doubtful accounts of $6,724,242 (1997) and
  $4,117,098 (1996)                                                 2,185,888         2,035,907
Advances to related companies (Note 7)                                233,821           154,726
Inventories                                                           440,879           224,608
Prepaid expenses and other current assets                              55,702            70,797
                                                                  -----------       -----------

    Total current assets                                            2,924,509         2,515,683

FIXED ASSETS:
Medical equipment leased to customers                               4,824,049         4,200,495
Office equipment                                                      656,459           633,305
Automobiles                                                             8,095             8,095
Leasehold improvements                                                  8,089             8,089
                                                                  -----------       -----------

                                                                    5,496,692         4,849,984
Less accumulated depreciation and amortization                     (2,927,296)       (2,325,476)
                                                                  -----------       -----------

      Net fixed assets                                              2,569,396         2,524,508
                                                                  -----------       -----------
                                                                  $ 5,493,905       $ 5,040,191
                                                                  ===========       ===========


See notes to combined financial statements.

                                                      1997            1996
                                                   ----------      ----------
                                                                   (RESTATED)
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                   $1,248,873      $  480,012
Current portion of long-term debt (Note 2)          2,756,373       2,776,574
Advances from related companies (Note 7)               72,531          72,779
Distributions payable                                 119,681           7,182
Accrued compensation                                   97,602         107,103
Other accrued liabilities                             325,632         275,385
                                                   ----------      ----------

    Total current liabilities                       4,620,692       3,719,035

LONG-TERM DEBT (Note 2)                               443,792         738,179

OTHER LONG-TERM LIABILITIES                           161,650         322,617

COMMITMENTS AND CONTINGENCIES (Notes 4 and 5)

SHAREHOLDERS' EQUITY:
Common stock (Note 3)                                   8,500           8,500
Paid-in capital                                           430             430
Retained earnings                                     258,841         251,430
                                                   ----------      ----------

    Total shareholders' equity                        267,771         260,360
                                                   ----------      ----------

                                                   $5,493,905      $5,040,191
                                                   ==========      ==========

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)


                                              1997              1996
                                          -----------       -----------
                                                            (RESTATED)
NET REVENUE                               $ 6,300,197       $ 5,864,210

COST OF SALES                               2,768,147         2,965,794
                                          -----------       -----------

GROSS MARGIN                                3,532,050         2,898,416

EXPENSES:
Selling and administrative expenses         1,236,855         1,276,919
General and administrative expenses         1,847,189         1,725,636
                                          -----------       -----------

  Total expenses                            3,084,044         3,002,555
                                          -----------       -----------

INCOME (LOSS) FROM OPERATIONS                 448,006          (104,139)

OTHER (EXPENSE) INCOME:
Interest expense                             (310,595)         (264,691)
Gain on sale of fixed assets                                     53,894
                                          -----------       -----------

  Total other expense                        (310,595)         (210,797)
                                          -----------       -----------

NET INCOME (LOSS)                             137,411          (314,936)

RETAINED EARNINGS, beginning of year          251,430         1,305,831

DISTRIBUTIONS TO SHAREHOLDERS                (130,000)         (739,465)
                                          -----------       -----------

RETAINED EARNINGS, end of year            $   258,841       $   251,430
                                          ===========       ===========


                                                                               3


See notes to combined financial statements.

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED)


                                                                           1997              1996
                                                                        -----------       -----------
                                                                                           (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                       $   137,411       $  (314,936)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                           1,315,161         1,286,133
  Gain on sale of fixed assets                                                                (53,894)
  Changes in operating assets and liabilities:
    Accounts receivable, net                                               (149,981)          166,896
    Inventories                                                            (216,271)          (98,052)
    Prepaid expenses and other current assets                                15,095           107,452
    Accounts payable                                                        768,861          (437,154)
    Accrued compensation                                                     (9,501)           22,229
    Other accrued liabilities                                                50,247           (18,959)
                                                                        -----------       -----------

      Net cash provided by operating activities                           1,911,022           659,715

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed assets                                           57,616
Capital expenditures                                                     (1,360,049)       (1,710,653)
Advances to/from related companies                                          (79,343)          (82,751)
                                                                        -----------       -----------

      Net cash used in investing activities                              (1,439,392)       (1,735,788)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from line-of-credit                                              6,583,150         7,630,325
Repayments on line of credit                                             (6,470,934)       (6,656,931)
Proceeds from long-term debt                                                489,054         1,227,762
Repayments on long-term debt                                               (915,858)         (680,925)
Change in other long-term liabilities                                      (160,967)          304,461
Distributions paid to shareholders                                          (17,501)         (734,465)
                                                                        -----------       -----------

      Net cash (used in) provided by financing activities                  (493,056)        1,090,227
                                                                        -----------       -----------

                                                                               4
See notes to combined financial statements.

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (RESTATED) (CONTINUED)


                                                             1997            1996
                                                           ---------       ---------
                                                                           (RESTATED)
NET (DECREASE) INCREASE IN CASH                            $ (21,426)      $  14,154

CASH, beginning of year                                       29,645          15,491
                                                           ---------       ---------

CASH, end of year                                          $   8,219       $  29,645
                                                           =========       =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION - Cash paid during the years for interest      $ 312,279       $ 253,198
                                                           =========       =========

See notes to combined financial statements.

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.    SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business - The combined financial statements include the accounts of Venture Medical, Inc. and Infusystem II, Inc. (the Companies). The Companies are related through common ownership, officers and basically identical business activities. The shareholders own controlling interests in other entities which are not included in this presentation. The Companies are closely-held Michigan corporations whose principal business activity consists of the rental of medical infusion pumps. The leases are on a month-to-month basis and are treated as operating leases.

      Principles of Combination - The accompanying financial statements include the accounts of Venture Medical, Inc. and Infusystem II Inc. (a group of S corporations under common control). All significant intercompany balances and transactions have been eliminated in the combined financial statements.

      Revenue Recognition - Rental revenue from medical infusion pumps is recognized as earned over the term of the rental agreement.

      Accounts Receivable - The Companies bill individuals, various insurance companies and governmental third-party reimbursers for rental of medical infusion pumps. These third parties reimburse the Companies at contractual amounts which often differ from the Companies' established rates. Accordingly, the Companies record the rental invoice at full face value at the time of billing and record an allowance for the difference between the billed amount and the estimated collectible amount based upon the anticipated reimbursement rates. This allowance also encompasses the allowance for doubtful accounts for the Companies.

      Inventories - Inventories are carried at the lower of cost (determined on a first-in, first-out basis) or market.

      Concentrations of Credit Risk - The Companies extend credit in their normal course of business primarily to Medicare, Medicaid and numerous health insurance companies of patients located throughout North America. Aggregate revenue from Medicare amounted to approximately 43% and 45% of net revenue for the years ended December 31, 1997 and 1996, respectively. There can be no assurance that reimbursement rates from such payors will continue to be available at the current levels. Changes in the reimbursement policies or reductions in reimbursement rates could have a material adverse impact on the Companies.

      Fixed Assets - Fixed assets are stated at cost and are depreciated or amortized using the double declining balance method over the estimated useful life of five years.

      Income Taxes - The Companies have elected by unanimous consent of the shareholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal corporate income taxes on their taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Companies' taxable income. Therefore, no provision or liability for federal income taxes is reflected in the combined financial statements.

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Reclassifications - Certain reclassifications have been made to the 1996 combined financial statements to conform to the 1997 presentation.


2.    LONG-TERM DEBT


                                                                                        1997              1996
                                                                                    -----------       -----------
Revolving Credit Lines - Comerica Bank, interest payable monthly at 1/2% over prime (8.5% at December 31, 1997); due on demand; aggregate maximum facility of $2,500,000, collateralized by all assets of Venture Medical, Inc. and
  Infusystem II, Inc.                                                               $ 2,032,798       $ 1,920,582

Installment Note - Comerica Bank; interest payable monthly at 1/2% over prime, due between February 1998 and November 1999; collateralized by all assets of
  Venture Medical, Inc. and Infusystem II, Inc.                                       1,167,367         1,407,518

Installment Note - Comerica Bank; monthly payment of $15,555 plus interest at
  9.25%; matured December 22, 1997; collateralized by all assets of Venture
  Medical Inc. and Infusystem II, Inc.                                                                   186,653
                                                                                    -----------       -----------
                                                                                      3,200,165         3,514,753
    Less current portion                                                             (2,756,373)       (2,776,574)
                                                                                    -----------       -----------

Total long-term debt                                                                $   443,792       $   738,179
                                                                                    ===========       ===========

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)

      Future principal payments on long-term debt are as follows:

Year ended December 31:
  1998                                                       $ 2,756,373
  1999                                                           338,085
  2000                                                           103,151
  2001                                                             2,556
                                                             -----------
                                                             $ 3,200,165
                                                             ===========

      At December 31, 1997, the Companies had a $332,633 unused term loan commitment with a bank at 1.0% above the prime rate, to be drawn on for future purchases of infusion pumps and heart monitors.


3.    COMMON STOCK

      The following is a summary of the common stock of the Companies for the years ended December 31, 1997 and 1996:

      Venture Medical, Inc. - $.01 par value; 750,000 shares authorized; 250,000 shares issued and outstanding.

      Infusystem II, Inc. - $1.00 par value, 60,000 shares authorized; 6,000 shares issued and outstanding.


4.    LEASE COMMITMENT - RELATED PARTY

      The Companies lease their operating facility from a company owned by five shareholders. The building lease expires in December 1998. The minimum future payment required under the related party lease is $76,752.

      Total rental expense for the years ended December 31, 1997 and 1996 was $79,092 and $80,628, respectively.


5.    CONTINGENCIES

      During 1997, the Companies underwent a Medicare Region B audit. As part of its findings, Medicare Region B disagreed with the Companies' definition of intermittent use of infusion pumps and claimed that, as a result, Medicare Region B had overpaid for certain patient rentals. The Companies have retained outside counsel and believe that the Companies' definition of intermittent use and the related billings were appropriate based on applicable law. The Companies also believe that this position is supported by the policies and regulations of other Medicare regions. However, in the event that

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)


      Medicare Region B prevails, the Companies could be forced to refund applicable payments received from October 1, 1995 to the current time, plus penalties and interest, if assessed. If this occurs, other Medicare regions could take the same position and request refunds on amounts previously paid. In addition, a change in the ability to bill intermittent use of pumps would result in a reduction of the Companies' ongoing revenue stream, as it would no longer be profitable to serve certain customers. Although the Companies believe they have meritorious defenses against the Medicare Region B claim, the ultimate impact of the dispute, which could have a material adverse impact on the Companies, cannot be determined at the current time.

      The Companies are also involved in litigation in the ordinary course of business. The Companies believe that the ultimate outcome of such matters will not have a material impact on the Companies' financial position or results of operations.


6.    EMPLOYEE BENEFIT PLAN

      Through the end of 1995, the Companies had sponsored a defined contribution profit sharing plan which covered substantially all employees of the Companies. Effective January 1, 1996, the plan was amended to a 401(k) Profit Sharing Plan covering substantially all employees. The Companies' contributions to the plan are at the discretion of management and amounted to $25,962 and $27,667 for the years ended December 31, 1997 and 1996, respectively.


7.    OTHER RELATED-PARTY TRANSACTIONS

      The Companies have uncollateralized advances to related companies, of $233,821 and $154,726, and advances from related companies, of $72,531 and $72,779, at December 31, 1997 and 1996, respectively.

      The Companies had related-party transactions during the years ended December 31, 1997 and 1996 with various entities in which the Companies' shareholders held ownership interest. Such transactions are summarized as follows:


                                                                      1997         1996
                                                                   ---------    ---------
Building rent and related facility expenses                         $112,180     $117,493
Pump repair expense                                                 $ 47,031     $ 51,072
Pump supplies purchased                                                  $ -     $ 13,451
Pump rental expense                                                      $ -     $ 71,268

VENTURE MEDICAL INC. AND INFUSYSTEM II, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 (CONTINUED)

8.    SUBSEQUENT EVENT

      On February 9, 1998, the Companies were acquired by I-Flow Corporation in a transaction accounted for as a purchase.


9.     RESTATEMENT

      Subsequent to the issuance of the Companies' 1996 combined financial statements, the Companies' management determined that there were errors in previously reported amounts principally related to revenue, accounts receivable and fixed assets. Restatement adjustments relate to errors in the calculation of contractual revenue adjustments, a failure to write off known bad debts, and improperly recorded disposals and acquisitions of fixed assets.

      The effects of the restatement on the combined financial statements are summarized as follows:



                                                                      YEAR ENDED
                                                                   DECEMBER 31, 1996
                                                                ---------------------------
                                                                AS PREVIOUSLY
                                                                  REPORTED      AS RESTATED
                                                                -----------     -----------
Balance sheet:
  Accounts receivable, net                                      $ 2,939,779     $ 2,035,907
  Net fixed assets                                                2,503,389       2,524,508
  Retained earnings, beginning of year                            1,820,638       1,305,831
  Retained earnings, end of year                                  1,342,127         251,430

Statement of operations:
  Net revenue                                                     6,393,394       5,864,210
  Total operating expenses                                        5,921,643       5,968,349
  Net income (loss)                                                 260,954        (314,936)